UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 5, 2017
WINTRUST FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
_____________________________

Illinois (State or Other Jurisdiction of Incorporation)	001-35077 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)
9700 W. Higgins Road, Suite 800 Rosemont, Illinois (Address of Principal Executive Offices)		60018 (Zip Code)
Registrant’s telephone number, including area code: (847) 939-9000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 3.03.    Material Modification to Rights of Security Holders.
On June 5, 2017, Wintrust Financial Corporation (the “Company”) filed with the Secretary of the State of Illinois a Statement of Resolution (the “Modification”) relating to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”). The Modification was filed solely to formally reflect the fact that no shares of the Company’s 5.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C, no par value per share (the “Series C Preferred Stock”), which was created in 2012, remain issued and outstanding.
As a result of the Modification, the shares formerly designated as the Series C Preferred Stock were returned to the status of authorized and unissued shares of the Company’s preferred stock.
The only issued and outstanding series of preferred stock of the Company is the Company’s fixed-to-floating non-cumulative perpetual preferred stock, Series D, liquidation preference $25 per share, 5,000,000 shares of which were issued and sold in July 2015.

A copy of the Modification is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

The information under Item 3.03 is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit

3.1	Statement of Resolution of the Board of Directors of Wintrust Financial Corporation Regarding the Series C Preferred Stock.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ Kathleen M. Boege
Kathleen M. Boege Executive Vice President, General Counsel and Corporate Secretary
Date: June 7, 2017

Index to Exhibits
Exhibit

3.1	Statement of Resolution of the Board of Directors of Wintrust Financial Corporation Regarding the Series C Preferred Stock.